                                                                     EXHIBIT 4.5


                          INTERCREDITOR AND COLLATERAL
                                AGENCY AGREEMENT

                                      among

                       TRI-UNION DEVELOPMENT CORPORATION,
                          TRIBO PETROLEUM CORPORATION,
                           TRI-UNION OPERATING COMPANY
                                       AND
          EACH OF THE SUBSIDIARY GUARANTORS NOW OR HEREAFTER SIGNATORY
                                     HERETO,

          EACH OF THE APPROVED HEDGE COUNTERPARTIES OR HEDGE LIQUIDITY
                  PROVIDERS NOW OR HEREAFTER SIGNATORY HERETO,

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                              as Collateral Agent,

                       FIRSTAR BANK, NATIONAL ASSOCIATION,
                                   as Trustee,

                            Dated as of June 18, 2001

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.............................................................................................2
   Section 1.01     Indenture Definitions.........................................................................2
   Section 1.02     Other Definitions.............................................................................2
   Section 1.03     Headings......................................................................................5
   Section 1.04     Terms Generally...............................................................................5
ARTICLE II APPLICATION OF PROCEEDS................................................................................5
   Section 2.01     Election to Pursue Remedies...................................................................5
   Section 2.02     Duty of the Collateral Agent..................................................................7
   Section 2.03     Application of Proceeds.......................................................................8
   Section 2.04     Payments by Collateral Agent..................................................................9
   Section 2.05     Notices under Related Documents...............................................................9
   Section 2.06     Voting Procedure..............................................................................9
   Section 2.07     Triggering Event..............................................................................9
   Section 2.08     Pro Rata Treatment; Participations...........................................................10
   Section 2.09     Bankruptcy Preferences.......................................................................11
   Section 2.10     Marshaling...................................................................................11
   Section 2.11     Additional Parties...........................................................................11
   Section 2.12     Disposition of Proceeds......................................................................12
ARTICLE III COLLATERAL; CREDITORS................................................................................12
   Section 3.01     Status of Liens; Collateral..................................................................12
   Section 3.02     Possession, Use and Release of Collateral....................................................13
   Section 3.03     Deposit, Use and Release of Collateral Account Assets........................................17
   Section 3.04     Form and Sufficiency of Release..............................................................18
   Section 3.05     Purchaser Protected..........................................................................18
   Section 3.06     Authorization of Actions To Be Taken by the Trustee Under the Security Documents.............18
   Section 3.07     Authorization of Receipt of Funds by the Trustee Under the Security Documents................19
   Section 3.08     Property of Obligors.........................................................................19
   Section 3.09     Legends......................................................................................19
   Section 3.10     Creditor Dealings; Good Faith................................................................19
ARTICLE IV CALCULATION OF OBLIGATIONS............................................................................19
   Section 4.01     Notice of Amount of Obligations..............................................................19
ARTICLE V THE COLLATERAL AGENT...................................................................................19
   Section 5.01     Appointment of Collateral Agent..............................................................19
   Section 5.02     Nature of Duties of Collateral Agent.........................................................20
   Section 5.03     Lack of Reliance on the Collateral Agent.....................................................20
   Section 5.04     Certain Rights of the Collateral Agent.......................................................21
   Section 5.05     Reliance by Collateral Agent.................................................................21
   Section 5.06     Collateral Agent's Reimbursements and Indemnification........................................21
   Section 5.07     The Collateral Agent in its Individual Capacity..............................................22
   Section 5.08     Creditors as Owners..........................................................................22
   Section 5.09     Successor Collateral Agent...................................................................22
   Section 5.10     Employment of Collateral Agent and Counsel...................................................23
   Section 5.11     Limitation on Liability of the Creditors and Collateral Agent................................23



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


ARTICLE VI MISCELLANEOUS.........................................................................................23
   Section 6.01     Authority....................................................................................23
   Section 6.02     Termination/Withdrawal/Redesignation of Contracts............................................23
   Section 6.03     Amendments...................................................................................24
   Section 6.04     Notices, etc.................................................................................24
   SECTION 6.05     PAYMENT OF EXPENSES AND TAXES; INDEMNIFICATION...............................................25
   Section 6.06     Applicable Law...............................................................................27
   Section 6.07     Entire Agreement.............................................................................27
   Section 6.08     Execution in Counterparts....................................................................27
   Section 6.09     Severability.................................................................................27
   Section 6.10     Conflict with Security Documents.............................................................27
   Section 6.11     Limitation by Law............................................................................27
   Section 6.12     Benefit of Agreement; Limitation on Assignment...............................................27
   Section 6.13     Further Assurances, Recording and Opinions...................................................27
   Section 6.14     No Impairment................................................................................28
   Section 6.15     Status of Obligations........................................................................28
   Section 6.16     Counterclaims and Defenses by Obligors.......................................................29

Annex 1 - Security Documents
Annex 2 - Supplemental Intercreditor and Collateral Agency Agreement (Obligors) Annex 3 - Supplemental Intercreditor and Collateral Agency Agreement (Creditors)

                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT


         THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (this "Agreement") dated as of June 18, 2001, is among Tribo Petroleum Corporation, a Texas corporation ("Tribo"), Tri-Union Development Corporation, a Texas corporation (the "Company"), Tri-Union Operating Company, a Delaware corporation ("Operating"), each other Subsidiary Guarantor that hereafter executes a Supplement hereto, the Approved Hedge Counterparties and Hedge Liquidity Providers, Firstar Bank, National Association, as trustee under the Indenture (the "Trustee"), and Wells Fargo Bank Minnesota, National Association, as collateral agent hereunder (the "Collateral Agent").

                                    RECITALS

         A. On the date of this Agreement and in the future, the Obligors and the Approved Hedge Counterparties will enter into the Approved Hedge Agreements; and from time to time in the future, the Obligors may enter into certain revolving credit or loan agreements or letter of credit reimbursement agreements (each being a "Hedge Liquidity Agreement") with various financial institutions (each being a "Hedge Liquidity Provider") to permit the Company or any of the Restricted Subsidiaries to provide letters of credit as margin in lieu of the Collateral to secure excess market exposure and settlement and related amounts due on early termination under the Approved Hedge Agreements and the Security Documents.

         B. On the date of this Agreement, the Company, as issuer, and the other Obligors, as guarantors, and the Trustee, on behalf of, and for the benefit of, the Holders, are entering into that certain Indenture (the "Indenture"), pursuant to which, the Company will issue its 12.50% Senior Secured Notes due 2006 (the "Notes").

         C. To secure, inter alia, the Approved Hedge Counterparty Obligations, the Hedge Liquidity Obligations, the Indenture Obligations and the Guaranty Obligations (the Approved Hedge Agreements, the Hedge Liquidity Agreement, the Indenture and the Guaranty Agreement collectively being the "Principal Agreements") and the other obligations of the Obligors under the Security Documents, the Obligors will execute and deliver the Security Documents pursuant to the Principal Agreements.

         D. The Approved Hedge Counterparties, each Hedge Liquidity Provider, the Trustee (for itself and on behalf of the Holders), the Holders (all such Persons, for so long as a Party to this Agreement, collectively being the "Creditors"), and the Collateral Agent are entering into this Agreement to establish their relative rights with respect to payment of their respective Obligations owed by the Obligors, to agree as to the exercise of certain remedies and to appoint a Collateral Agent for the purposes of dealing with the Security Documents and apportioning payments among the Creditors and for other purposes as set forth herein.

         E. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 Indenture Definitions. Each capitalized term used, but not defined herein, shall have the meaning ascribed such term in the Indenture.

         Section 1.02 Other Definitions. The terms defined in the recitals shall have the meanings assigned to those terms in such recitals, and the following terms shall have the meanings assigned as follows:

         "Approved Hedge Agreement" means (A) any Oil and Gas Hedging Contract with Bank of America, N.A., and (B) any Oil and Gas Hedging Contract with any other Approved Hedge Counterparty (i) which designates in the confirmation or other transaction statement pursuant to which such Oil and Gas Hedging Contract is evidenced that it is an "Approved Hedge Agreement" for purposes of the Intercreditor Agreement, the Indenture and the Security Documents and (ii) a copy of which has been delivered to the Collateral Agent and the Trustee, in case of either (A) or (B) until (a) the Approved Hedge Counterparty ceases to be an Approved Hedge Counterparty under the Intercreditor Agreement or (b) the Approved Hedge Counterparty specifies in writing to the Collateral Agent, the Trustee and the Company that such contract ceased to be an Approved Hedge Agreement, and (C) any Oil and Gas Hedging Contract that is a price floor, option for a price floor or other similar arrangement for which, upon entering into such contract, neither Tribo nor any Restricted Subsidiary will have any liability other than the payment of an initial premium price.

         "Approved Hedge Counterparties" means (A) Bank of America, N.A., unless it has ceased to be an Approved Hedge Counterparty, (B) any other Person that
(i) executes an Oil and Gas Hedging Contract with the Company or a Restricted Subsidiary, (ii) has, or receives credit support in the form of an unconditional guarantee of payment from a parent who has a long-term unsecured senior debt rating of at least BBB- by Standard & Poor's Rating Service or Baa3 by Moody's Investors Service, Inc., (iii) is designated as such by the Company in writing to the Trustee and the Collateral Agent and (iv) if no Hedge Liquidity Provider is then (or thereafter) providing letters of credit as collateral for the Hedging Obligations owed to such Person, or such Person has not otherwise ceased to be an Approved Hedge Counterparty, executes and delivers to the Collateral Agent and the Trustee a supplement to the Intercreditor Agreement, and (C) for purposes of the provisions of Section 4.25 of the Indenture only and the definition of "Hedged Revenues", only the Persons in clauses (A) and (B) above and any Person who meets the requirement set forth in subclause (B)(ii) above and who enters into any Oil and Gas Hedging Contract with the Company or a Restricted Subsidiary that is a price floor, option for a price floor or other similar arrangement for which, upon entering into such contract, neither the Company nor any Restricted Subsidiary will have any liability other than the payment of an initial premium price.

         "Approved Hedge Counterparty Obligations" means all obligations of the Obligors under all Approved Hedge Agreements, including all unpaid amounts, settlement amounts, indemnities, costs, expenses (including reasonable attorneys' fees), interest on past due amounts and other liabilities and obligations then due and unpaid by the Company or any other Obligor.

         "Collateral" means the properties and rights described in the Security Documents as security for any of the Obligations.


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


         "Collateral Account" shall have the meaning set forth in Section 3.03.

         "Collateral Account Assets" means all financial assets from time to time held in or credited to the Collateral Account.

         "Disgorged Amount" shall have the meaning set forth in Section 2.09.

         "Disgorged Creditor" shall have the meaning set forth in Section 2.09.

         "Environmental Laws" means any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Mortgagor or any of its Subsidiaries is conducting or at any time has conducted business, or where any property of the Mortgagor or any of its Subsidiaries is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, (ii) to the extent the laws of the state in which any property of the Mortgagor or any of its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply, and
(iii) the terms "hazardous substance" and "solid waste" shall include all oil and gas exploration and production wastes that may present an endangerment to public health or welfare or the environment, even if such wastes are specifically exempt from classification as hazardous substances or solid wastes pursuant to CERCLA or RCRA or the state analogues to those statutes.

         "Guaranty Agreement" means that certain Guaranty Agreement dated of even date herewith in favor of the Trustee, each Approved Hedge Counterparty which is a party to this Agreement, each Hedge Liquidity Provider which is a party to this Agreement, and each Holder.

         "Guaranty Obligations" means the "Liabilities" as such term is defined in the Guaranty Agreement.

         "Hedge Liquidity Obligations" means all obligations of the Obligors under all Hedge Liquidity Agreements, including all amounts drawn under letters of credit issued thereunder and all indemnities, costs, expenses (including reasonable attorneys' fees), interest and other liabilities and obligations thereunder then due and unpaid by the Company or any other Obligor.

         "Indenture Obligations" means the "Obligations" as such term is defined in the Indenture.

         "Obligations" means all Indenture Obligations, Guaranty Obligations, Approved Hedge Counterparty Obligations and, if a Hedge Liquidity Agreement is in place, all Hedge Liquidity Obligations, including, but not limited to, all other sums of money which may be hereafter paid or advanced by any Creditor under the terms and provisions of this Agreement, any Principal Agreement or the other Security Documents as such sums of money relate either to the administration, protection and exercise of remedies in connection with this Agreement, any Principal Agreement or the Security Documents, or to any reimbursement and indemnity provisions contained in this Agreement, any Principal Agreement and the Security Documents.

         "Obligor" means the Company, Tribo, Operating and each other Subsidiary Guarantor that hereafter becomes a party hereto.

         "Officers' Certificate" means an Officers' Certificate as defined in the Indenture that is addressed to the Approved Hedge Counterparties or Hedge Liquidity Provider, as appropriate, the Collateral Agent and the Trustee.

         "Pledge and Collateral Account Agreement" means either (i) that certain Pledge and Collateral Account Agreement dated of even date herewith among the Company, Wells Fargo Bank Minnesota, National Association, as securities intermediary, and the Collateral Agent, or (ii) such other agreement or agreements entered into by the Company and the Collateral Agent to create accounts and grant in favor of the Collateral Agent, for the ratable benefit of the Creditors, a valid and perfected, first priority Lien on all assets deposited therein and which is subject to the exclusive control and dominion of the Collateral Agent.

         "Principal Agreements" has the meaning specified in Recital C.

         "Proceeds" means all cash proceeds and other Property received by the Collateral Agent, any Approved Hedge Counterparty, any Hedge Liquidity Provider or the Trustee from or for the account of any Obligor, from or with respect to Principal Agreements, the Security Documents or the Collateral.

         "Pro Rata Share" means as to any Creditor, an amount equal to a fraction, (a) the numerator of which is (i) the Indenture Obligations, (ii) the net amount of the Approved Hedge Counterparty Obligations or (iii) all Hedge Liquidity Obligations, in each case, owed to such Creditor and (b) the denominator of which is the sum of (i) all Indenture Obligations, (ii) the net amount of all Approved Hedge Counterparty Obligations and (iii) all Hedge Liquidity Obligations.

         "Receivables Proceeds" means whatever property is acquired upon the disposition of an Account Receivable.

         "Required Creditors" means any of the following: (i) each of the Approved Hedge Counterparties then a party hereto, (ii) Hedge Liquidity Providers holding greater than 50% of aggregate commitments of the Hedge Liquidity Providers under the Hedge Liquidity Agreement or their designated representative and (iii) the Trustee.

         "Security Documents" means the documents set forth on Annex 1 as such.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect from time to time.

         "Transaction Documents" means this Agreement, the Principal Agreements and the Security Documents.

         "Triggering Event" shall have the meaning set forth in Section 2.07.

         "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         Section 1.03 Headings. Article and section headings of this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

         Section 1.04 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, renewed, replaced, increased, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, provided such successors and assigns are permitted by the Principal Agreement to which such Person is a party and such Person complies with Section 6.12 hereof, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless otherwise indicated and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights and general intangibles.

                                  ARTICLE II
                            APPLICATION OF PROCEEDS

         Section 2.01 Election to Pursue Remedies.

         (a) The amounts payable by the Obligors to each Creditor at any time under any of the Principal Agreements to which such Creditor is a party shall be separate and independent debts, and each Creditor shall be entitled to enforce any right arising out of the applicable Principal Agreement to which it is a party, including the Guaranty Agreement, subject to the terms thereof and of this Agreement. Each Creditor hereby agrees that no Creditor other than the Collateral Agent (in its capacity as such) shall have any right individually to realize upon any Liens granted under the Security Documents, it being understood and agreed that such remedies may be exercised only by the Collateral Agent for the ratable benefit of the Creditors.

         (b) Upon the occurrence and during the continuance of any Triggering Event, the Collateral Agent shall, upon the request of any Required Creditors and subject to this Section 2.01, Section 2.02 and Article IV, take or, as appropriate, direct the appropriate trustee or agent to take, any and all actions provided for in the Security Documents relating to the pursuit of remedies, including the foreclosure or disposition of Collateral.

         (c) Upon the occurrence and during the continuance of any Triggering Event, any of the Approved Hedge Counterparties, the Hedge Liquidity Providers or the Trustee (as used in this Section 2.01, the "Directing Creditor") shall have the right to direct the Collateral Agent to pursue any remedy or remedies available to the Collateral Agent at law, under any Security Document or otherwise, provided, however, that

                  (i) any direction shall: (A) include written instructions specifying the particular action to be taken, (B) indemnify the Collateral Agent as contemplated by Section 5.04, and (C) be sent to each other Creditor (or their representative, i.e., the Trustee in the case of the Holders);

                  (ii) if requested within 5 Business Days by any other Creditor or group of Creditors (with a copy to the Collateral Agent which shall cease to comply with the previous direction until further notice), the Directing Creditor shall meet with such other Creditor or group of Creditors to discuss and identify which Collateral may be foreclosed upon or disposed of, the order of sale and such other decisions as may be relevant in order to maximize the amounts received in respect of the Collateral to be foreclosed on or disposed of and to maximize the value of the remaining Collateral (provided that if such parties fail to reach any consensus, the direction previously given the Collateral Agent shall not be impaired and the Collateral Agent shall receive notice directing it to proceed as previously instructed); and

                  (iii) the Collateral Agent shall cease to comply with any such direction if jointly instructed to do so in writing by such Directing Creditor and the Company on the basis that (A) such Triggering Event has been cured or waived, (B) the amounts owed by the Obligors to such Directing Creditor have been otherwise paid in full or otherwise discharged and, if such Directing Creditor was at the time of giving such direction an Approved Hedge Counterparty, either (1) the Directing Creditor is no longer an "Approved Hedge Counterparty" (and hence a "Creditor" hereunder) or (2) the Approved Hedge Agreement in respect of which such amount is owed is no longer an Approved Hedge Agreement. No Creditor or group of Creditors shall have the right to overrule or override any directions given by an Approved Hedge Counterparty to the Collateral Agent pursuant to this Section.

Upon receipt by the Collateral Agent of such instructions, the Collateral Agent shall immediately commence to take or direct the instructed actions (and continue to take such actions) relating such remedies.

         (d) Without regard to the occurrence of a Triggering Event, upon the written instruction of any Directing Creditor, with indemnities appropriate for such instructions as provided in Section 5.04, the Collateral Agent shall (i) take or direct any action provided for in the Security Documents (other than foreclosure or disposition of the Collateral) or proceed to enforce, or direct the enforcement of, consistent with the Security Documents and applicable law (other than foreclosure or disposition of the Collateral), the rights or powers provided in the Security Documents and under applicable law for the benefit of the Creditors and shall give such notice or direction or shall take such action or exercise such right or power hereunder or under any of the Security Documents incidental thereto as shall be reasonably specified in such instructions and consistent with the terms of the Security Documents and this Agreement; and/or
(ii) execute such instruments or agreements or take such other action in connection with the Security Documents as may be reasonably requested by such Directing Creditor and consistent with the terms of the Security Documents and this Agreement. Such action may include, but is not limited to (x) the giving of any release, notice, approval, consent or waiver which may be called for hereunder or under the Security Documents that the Collateral Agent is expressly authorized to give, (y) the requiring of the execution and delivery of additional Security Documents, or (z) employing agents or directing trustees in order to accomplish the actions requested.

         (e) If a Triggering Event is continuing and no instructions have been delivered pursuant to Section 2.01(c), then the Collateral Agent shall take such action as it shall deem reasonable to protect the interests of the Creditors or as necessary to comply with any obligations imposed under any applicable law, including, without limitation, the TIA.

         (f) Nothing in this Section 2.01 shall impair the right of any Creditor to exercise its rights of set-off or netting, if any. Nothing shall impair the ability of the Trustee to take any action necessary to comply with any obligations imposed under any applicable law, including, without limitation, the TIA.

         Section 2.02 Duty of the Collateral Agent.

         (a) The Collateral Agent shall not be obligated to follow any instructions of any one or more of the Creditors if: (i) such instructions conflict with the provisions of this Agreement, any Principal Agreement, any Security Document or any applicable law, (ii) the Collateral Agent determines, in its sole and absolute discretion, that such instructions are ambiguous, inconsistent, in conflict with previously received instructions or otherwise insufficient to direct the actions of the Collateral Agent, provided that the Collateral Agent explains the grounds for a refusal based on a deficiency of instructions to the requesting party, or (iii) the Collateral Agent has not been adequately indemnified to its satisfaction. Nothing in this Article II shall impair the right of the Collateral Agent in its discretion to take any action authorized under this Agreement or the Security Documents, to the extent that the consent of any of the Creditors is not required or to the extent such action is not prohibited by the terms hereof or thereof, which it deems proper and consistent with the instructions given by the Creditors as provided for herein or otherwise in the best interest of the Creditors. In the absence of written instructions from any Required Creditor for any particular matter, the Collateral Agent shall have no duty to take or refrain from taking any action unless such action or inaction is explicitly required by the terms of this Agreement, a Security Document or applicable law, including, without limitation, the TIA. The Collateral Agent shall have no duty with respect to a Triggering

Event under any Security Document unless it first receives notice that a Triggering Event has occurred.

         (b) Beyond its duties expressly provided herein or in any Security Document and its duties to account to the Creditors and/or the Obligors for monies and other property received by it hereunder or under any Security Document, the Collateral Agent shall have no implied duty to the Creditors or any Obligor as to any property belonging to an Obligor (whether or not the same constitutes Collateral) in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

         Section 2.03 Application of Proceeds. Upon the occurrence and during the continuance of a Triggering Event, all Proceeds received by the Collateral Agent from any Obligor or any Creditor under Section 2.08, including all realizations from Collateral and Proceeds thereof and whether or not all obligations of the Creditors are cross-collateralized (net of the costs and expenses reasonably incurred in connection therewith and any taxes, assessments or prior Liens) shall be applied promptly by the Collateral Agent in the following order of priority:

                  (i) FIRST: to the payment and reimbursement of all fees, expenses and indemnities owed to the Collateral Agent (including the reasonable legal fees and expenses of its agents and counsel) pursuant to this Agreement and the Security Documents;

                  (ii) SECOND: to the payment to (1) Approved Hedge Counterparties under Approved Hedge Agreements for which an early termination date has been designated of (A) the net amount due such Approved Hedge Counterparty under all such terminated Approved Hedge Agreements to which it was a party (whether as settlement amounts or unpaid amounts) and (B) all accrued and unpaid interest thereon and all fees, expenses, cash collateralization amounts, indemnities and other amounts owed to such Approved Hedge Counterparty thereunder or in respect thereof, (2) Approved Hedge Counterparties of regularly scheduled payments under Approved Hedge Agreements for which no early termination date has been designated or (3) Hedge Liquidity Providers and their agent(s) or representative(s), if any, all cash collateralization amounts, principal, interest, fees, expenses and indemnities owed to such Hedge Liquidity Providers under their Hedge Liquidity Agreement; provided that if such monies shall not be sufficient to pay in full the entire amount then outstanding, then to make pro rata payments among clauses (1) - (3), without any preference or priority, to all such Approved Hedge Counterparties or Hedge Liquidity Providers, as applicable;

                  (iii) THIRD: to the payment and reimbursement of all fees, expenses and indemnities owed to the Trustee under or provided for under the Indenture;

                  (iv) FOURTH: to the payment of accrued and unpaid interest on the Notes payable under the Indenture, and if such monies shall not be sufficient to pay in full the entire amount then outstanding, then to make pro rata payments, without any preference or priority, to each Holder;

                  (v) FIFTH: to the ratable payment of the outstanding principal balance of the Notes (including any premium then due); and if such monies shall not be sufficient to pay in full the entire amount then outstanding, then to make pro rata payments, without any preference or priority, to each Holder;

                  (vi) SIXTH: to the Collateral Agent to hold as cash collateral to make payments or deposits due under the Principal Agreements until such time as it determines that all such obligations have been paid in full or pay any other amounts which may be then due and owing thereunder or under any Security Document; and

                  (vii) FINALLY: to the payment of the remainder, if any, to the Company or as a court of competent jurisdiction may otherwise direct.

         Section 2.04 Payments by Collateral Agent. All payments hereunder by the Collateral Agent to the Trustee shall be for distribution in the manner set forth in the Indenture. In the event any other payment is due to a group of Creditors under a Principal Agreement to which they are a party, the Collateral Agent shall make such payment to their representative for distribution by it in accordance with the terms of such Principal Agreement.

         Section 2.05 Notices under Related Documents.

         (a) Each Creditor agrees: (i) to deliver to the Collateral Agent, at the same time it makes delivery to the Obligors, a copy of any notice of default, notice of intent to accelerate or notice of acceleration with respect to any of the Obligations subject to this Agreement; and (ii) to deliver to the Collateral Agent, at the same time it makes delivery to any other Person, a copy of any notice of the commencement of any judicial proceeding and a copy of any other notice with respect to the exercise of remedies with respect to the Obligations subject to this Agreement.

         (b) The Collateral Agent shall deliver to each Creditor (or their designated representative if a group) promptly upon receipt thereof (and in any event within two Business Days), duplicates or copies of any notice received by it under Section 2.05(a) and all notices, requests and other instruments received by the Collateral Agent under or pursuant to this Agreement or any Security Document, to the extent that the same shall not have been previously furnished to such Creditor pursuant hereto or thereto.

         Section 2.06 Voting Procedure. When this Agreement or any Security Document requires or permits a vote of the Required Creditors, the Collateral Agent shall poll each of the Approved Hedge Counterparties, the Hedge Liquidity Provider(s) (or their designated representative(s)), if any, and the Trustee in order to determine the vote of the Required Creditors (and such vote shall be binding upon the Creditors who are not among the Required Creditors). The Obligors and the Creditors may rely on the Collateral Agent with regard to any such vote without any duty of further inquiry.

         Section 2.07 Triggering Event. The occurrence of any of the following shall constitute a "Triggering Event":

         (a) The occurrence and continuance of an event of default under clauses
(i) and (j) of Section 6.01 of the Indenture or any similar provision(s) in any Approved Hedge Agreement or Hedge Liquidity Agreement; or

         (b) The Collateral Agent shall have received from any Approved Hedge Counterparty written notice, which notice shall reference this Section 2.07, (i) that either an event of default or a termination event has occurred and is continuing under one or more of its Approved Hedge Agreements, (ii) that an early termination date has been designated as a result thereof, (iii) that specifies the sum of all unpaid amounts and settlement payments then due as the result of the designation of such early termination date and the amount of interest and other amounts then due and payable by the Obligors in respect thereof, and (iv) that the amount set forth in clause (iii) has not been paid in full or discharged to the satisfaction of such Approved Hedge Counterparty; or

         (c) The Collateral Agent shall have received from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes, as appropriate, written notice, which notice shall reference this Section 2.07, (i) that an "Event of Default" under the Indenture has occurred and is continuing and (ii) that the unpaid principal amount of the Notes and all interest accrued and unpaid thereon have been declared to be then due and payable; or

         (d) The Collateral Agent shall have received from one or more Hedge Liquidity Providers (or their representative) of greater than 50% of the face amounts of all letters of credit issued under any Hedge Liquidity Agreement, written notice, which notice shall reference this Section 2.07, (i) that an "Event of Default" under such Hedge Liquidity Agreement has occurred and is continuing and (ii) that the unpaid amount owed in respect of the letters of credit and all interest accrued and unpaid thereon have been declared to be then due and payable.

         Section 2.08 Pro Rata Treatment; Participations. The Creditors hereby agree among themselves that (a) prior to the occurrence and continuance of a Triggering Event, each Creditor shall be entitled to receive and retain for its own account, and shall never be required to disgorge to the Collateral Agent or any other Creditor hereunder or acquire direct or participating interests in such Creditor's Obligations, scheduled payments or voluntary prepayments, payments for the redemption or purchase of principal, interest, fees and premium, if any, settlement payments and any other payments in respect of the Principal Agreements, all in compliance with the terms thereof, and (b) after the occurrence and during the continuance of a Triggering Event, all Proceeds shall be applied by the Collateral Agent and shared by the Creditors in accordance with the respective Pro Rata Share held by each of them and in accordance with Section 2.03. In the event that any Creditor shall obtain payment after the occurrence and during the continuance of a Triggering Event, whether in whole or in part, from any source (other than (a) payments made by the Collateral Agent in accordance with Section 2.03 or (b) the exercise by Approved Hedge Counterparties of netting or offset rights under Approved Hedge Agreements) in respect of its portion of the Obligations, including, without limitation, payments by reason of the exercise of its right of offset, banker's lien, general lien or counterclaim or otherwise through the exercise of any remedy or any other effort to collect amounts due from any Obligor, such Creditor shall (i) promptly notify the Collateral Agent (which may conclusively rely on such notice) and (ii) purchase for cash from such other Creditor(s) holding a priority claim a participation in such Obligations held by such other Creditor(s) having a priority claim in the priority set forth in Section 2.03. Each Obligor expressly consents to the foregoing arrangements and agrees that any Creditor holding such a participation may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by any Obligor to such Creditor as fully as if such Creditor had made a loan directly to such Obligor in the amount of such participation.

         Section 2.09 Bankruptcy Preferences. If any payment actually received by any Creditor is subsequently invalidated, declared to be fraudulent or preferential or set aside and is required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or Federal law, common law or equitable cause (any such amount required to be repaid being a "Disgorged Amount"), then such Creditor (the "Disgorged Creditor") shall have a claim under
Section 2.03 in an amount equal to the Disgorged Amount, and the Collateral Agent shall pay the Disgorged Amount to such Disgorged Creditor in the order of priority set forth in Section 2.03 as if payment in respect of such Disgorged Amount had never been made by the Collateral Agent to such Disgorged Creditor hereunder; provided, however, that any amounts payable by the Collateral Agent to a Disgorged Creditor pursuant to this Section 2.09 shall be payable solely from Proceeds, if any, and no Creditor shall acquire direct or participating interests in such Disgorged Creditor's Obligations or be required to pay to the Collateral Agent, a Disgorged Creditor or any other Person any amounts in respect of any Disgorged Amounts. If this Agreement or the Security Documents have terminated and any payment actually received by any Creditor is subsequently invalidated, rescinded, declared to be fraudulent or preferential or set aside and is required to be repaid under any bankruptcy or other similar law, then this Agreement and the Security Documents shall be reinstated and their provisions will continue in effect for the benefit of such Creditor until such amounts are fully and finally paid in cash.

         Section 2.10 Marshaling. The Collateral Agent shall not be required to marshal any present or future security (including without limitation any Collateral described in any of the Security Documents), or guaranties of the Obligations or any part or portion thereof, or to resort to such Collateral or guaranties in any particular order; and all rights in respect of such Collateral and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that they lawfully may, each Obligor hereby agrees that it will not invoke any law relating to the marshaling of Collateral which might cause delay or impede the enforcement of the Creditors' rights under any Principal Agreement or the Security Documents or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed.

         Section 2.11 Additional Parties. If any Person shall become an Obligor under any of the Principal Agreements, the Company covenants and agrees to promptly cause such Person to become a party hereto by executing and delivering to the Collateral Agent a Supplement in the form of Annex 2 hereto. If any Person desires to become an "Approved Hedge Counterparty" or a "Hedge Liquidity Provider" for purposes of this Agreement and the Security Documents, then it shall become a party hereto by delivering any documents required by the definitions of Approved Hedge Agreement and Approved Hedge Counterparties and by promptly executing and delivering to the Collateral Agent and the Trustee a supplement in the form of Annex 3 hereto. In each case, upon such execution and delivery, such Person shall be deemed a party hereto as if an original signatory. Supplements executed pursuant to this Section 2.11 do not require the signatures of all Creditors party to this Agreement.

         Section 2.12 Disposition of Proceeds. The Security Documents contain an assignment by the Obligors unto and in favor of the Collateral Agent for the benefit of the Creditors of all production and all proceeds attributable thereto which may be produced from or allocated to the Collateral. The Security Documents further provide in general for the application of such proceeds to the satisfaction of the Obligations described herein and secured thereby. Notwithstanding the assignment contained in such Security Documents, until the occurrence of a Triggering Event, the Collateral Agent and the Creditors agree that they will (i) neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Collateral Agent and the Creditors, but the Collateral Agent and the Creditors will instead permit such proceeds to be paid to the relevant Obligor and (ii) instruct the Collateral Agent to take (and the Collateral Agent shall take) such action as may be requested by the Company to cause such proceeds to be so paid to the Company.

                                   ARTICLE III
                              COLLATERAL; CREDITORS

         Section 3.01 Status of Liens; Collateral.

         (a) Each Creditor agrees that, subject to Section 2.03 and notwithstanding anything to the contrary contained in any Security Document, (i) all Creditors shall rank pari passu in priority with respect to any Lien on any Collateral securing the Obligations, and (ii) all Liens on any Collateral securing any Obligations shall rank pari passu with one another. Notwithstanding anything else provided herein or in the Security Documents, except as specifically requested in writing by the Creditors (in the case of the Holders, the Trustee on their behalf), the Collateral Agent shall have no obligation or liability in respect of the recording, re-recording, filing or refilling of any instruments, documents, financing statements or continuation statements or to take any other action hereunder with respect to the security interests created hereby or pursuant to the Security Documents, and the Collateral Agent shall have no obligation to monitor the status of the security interests as a perfected security interest created hereunder or under the Security Documents other than as set forth in legal opinions delivered to the Collateral Agent pursuant to Section 6.13.

         (b) Each Creditor agrees that if such Creditor takes any additional Collateral in respect of any Obligations, such Creditor shall take any and all action necessary to create and perfect Liens on any such Collateral in favor of the other Creditors for the equal and ratable benefit of all Creditors (subject to Section 2.03), including, without limitation, executing and delivering mortgages, security agreements, financing statements, amendments to financing statements, and any other agreements, documents, certificates or instruments necessary to accomplish the foregoing.

         (c) Each Creditor agrees to take any and all action necessary to cause the Collateral Agent to be designated as the sole secured party in respect of any Lien on any Collateral securing the Obligations, including, without limitation, executing and delivering mortgages, security agreements, financing statements, amendments to financing statements, and any other agreements, documents, certificates or instruments evidencing or required or permitted to be filed to create or perfect a Lien on Collateral.

         (d) Each Creditor and each Obligor will from time to time sign, execute, deliver and file, alone or with the Collateral Agent or any other Creditor or any other Obligor, and hereby authorizes the Collateral Agent to file, any financing statements, security agreements, documents, certificates or instruments pertaining to the Collateral, or any part thereof; procure any agreements, documents, certificates or instruments as may be requested by the Collateral Agent; and take all further action that may be necessary or desirable, or that the Collateral Agent may reasonably request, to confirm, perfect, preserve and protect the security interests intended to be granted under the Security Documents, and in addition, each of the Creditors and the Obligors hereby authorizes the Collateral Agent to execute and deliver on behalf of such Person and to file such other financing statements, security agreements and other agreements, documents, certificates or instruments without the signature of such Person either in the Collateral Agent's name or in the name of such Person and as agent and attorney-in-fact for such Person. Each Creditor and each Obligor shall do all such additional and further acts or things, give such assurances and execute such agreements, documents, certificates or instruments as the Collateral Agent requires to vest more completely in and assure to the Collateral Agent and the Creditors their rights under this Agreement (including this Section 3.01), including, without limiting the generality of the foregoing, marking conspicuously each note or other instrument evidencing the Obligations with the legend described in Section 3.09 and, at the request of the Collateral Agent, each of its records pertaining to the Collateral with such legend.

         Section 3.02 Possession, Use and Release of Collateral.

         (a) Unless an "Event of Default" or "Termination Event" under any Principal Agreement shall have occurred and be continuing, Tribo and the Restricted Subsidiaries will have the right to remain in possession and retain exclusive control of the Collateral securing the Obligations (other than any cash, securities, obligations and Temporary Cash Investments constituting part of the Collateral and deposited with the Collateral Agent in the Collateral Account and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon or therefrom.

         (b) Upon compliance by Tribo and the Restricted Subsidiaries with the conditions set forth below in respect of any sale, lease, transfer or other disposition to any Person involving Collateral (including the disposition of all of the Capital Stock of a Subsidiary Guarantor), the Collateral Agent will release the Released Interests (as defined below) from the Lien of the Security Documents and reconvey the Released Interests to Tribo or the relevant Restricted Subsidiary or such other Person as Tribo or the Restricted Subsidiary may direct in writing. Tribo and the Restricted Subsidiaries will have the right to obtain a release of items of Collateral subject to any sale, lease, transfer or other disposition or owned by a Subsidiary Guarantor all of the Capital Stock of which is subject of a disposition (the "Released Interests") upon compliance with the condition that the Company deliver to the Collateral Agent the following:

                  (i) a notice from the Company requesting the release of Released Interests:

                           (A) describing the proposed Released Interests; and

                           (B) specifying the value, as reasonably determined by
                  the Company, of such Released Interests on a date within 60 days of the Company notice (the "Valuation Date"); and

                           (C) stating that the purchase price or other property
                  to be received in consideration for such Released Interests is at least equal to the fair market value of the Released Interests; and

                           (D) stating that the release of such Released
                  Interests will not interfere with the Collateral Agent's ability to materially realize the value of the remaining Collateral and will not materially impair the maintenance and operation of the remaining Collateral; and

                           (E) confirming the sale, lease, transfer or other
                  disposition of, or an agreement to sell, lease, transfer or dispose of, such Released Interests in a bona fide transaction to a Person that is not an Affiliate of Tribo or, in the event that such disposition is to a Person that is an Affiliate, confirming that such disposition is made in compliance with the provisions set forth in Section 4.11 of the Indenture, to the extent applicable; and

                           (F) in the event there is to be a substitution of
                  property for the Collateral subject to the sale, lease, transfer or other disposition, specifying the property intended to be substituted for the Collateral to be disposed of;

                           (G) attaching the form of release (the "Release")
                  requested by the Company to be executed by the Collateral
                  Agent;

                  (ii) an Officers' Certificate stating that:

                           (A) such sale, lease, transfer or other disposition
                  complies with the terms and conditions of any Hedge Liquidity Agreement, Approved Hedge Agreements and Section 4.10 and
                  Section 4.07 of the Indenture, to the extent applicable; and

                           (B) all Net Available Cash from such sale, lease,
                  transfer or other disposition will be applied pursuant to any Hedge Liquidity Agreement, Approved Hedge Agreements and
                  Section 4.10 of the Indenture, to the extent applicable; and

                           (C) there is no "Event of Default," "Triggering
                  Event" or "Termination Event" under any of the Principal Agreements or this Agreement that is in effect or continuing on the date thereof or the date of such sale, lease, transfer or other disposition; and

                           (D) the release of the Collateral by the execution of
                  the Release will not result in an "Event of Default," "Triggering Event" or "Termination Event" under any of the Principal Agreements or this Agreement; and

                           (E) upon the delivery of such Officers' Certificate,
                  all conditions precedent in any Principal Agreement relating to the release in question will have been complied with; and

                  (iii) all other documentation required by the TIA (provided that any certificates and opinions addressed and delivered to the Trustee shall also be addressed to the Collateral Agent), if any, prior to the release of Collateral by the Collateral Agent and, in the event there is to be a contemporaneous substitution of property for the Collateral subject to the sale, lease, transfer or other disposition, all documentation necessary to effect the substitution of such new Collateral.

         (c) Upon compliance by Tribo and the Restricted Subsidiaries with the conditions set forth below in respect of any instrument governing a Working Capital Revolver, to the extent and only to the extent such instrument involves the creation of Permitted Liens on accounts receivable, related general intangibles and related proceeds (as used herein, "accounts," "general intangibles" and "proceeds" shall have the meanings given in the Uniform Commercial Code as it exists on the date hereof) of Tribo and the Restricted Subsidiaries to secure Indebtedness Incurred under the Working Capital Revolver, the Collateral Agent will release the Released Working Capital Revolver Interest (as defined below) from the Lien of the Indenture and the Security Documents and reconvey the Released Working Capital Revolver Interests to Tribo or the Restricted Subsidiaries or such other Person as Tribo or the Restricted Subsidiary may direct in writing. Tribo and the Restricted Subsidiaries will have the right to obtain a release of such accounts receivable, related general intangibles and related proceeds of Tribo and the Restricted Subsidiaries to secure Indebtedness Incurred under the Working Capital Revolver (the "Released Working Capital Revolver Interests") upon compliance with the condition that the Company deliver to the Collateral Agent the following:

                  (i) a notice from the Company requesting the release of the Released Working Capital Revolver Interests and attaching the Release requested by the Company to be executed by the Collateral Agent;

                  (ii) an Officers' Certificate stating that:

                           (A) such release complies with the terms and
                  conditions of any Hedge Liquidity Agreement, Approved Hedge Agreements and Section 4.09 and Section 4.12 of the Indenture, to the extent applicable; and

                           (B) there is no "Event of Default," "Triggering
                  Event" or "Termination Event" under any of the Principal Agreements or this Agreement that is in effect or continuing on the date thereof or the date of such Incurrence of Indebtedness under the Working Capital Revolver; and

                           (C) the release of the Collateral by the execution of
                  the Release will not result in an "Event of Default," "Triggering Event" or "Termination Event" under any of the Principal Agreements; and

                           (D) upon the delivery of such Officers' Certificate,
                  all conditions precedent in the Principal Agreements relating to the release in question will have been complied with; and

                  (iii) all other documentation required by the TIA (provided that any certificates and opinions addressed and delivered to the Trustee shall also be addressed to the Collateral Agent), if any, prior to the release of Collateral by the Collateral Agent.

         (d) Notwithstanding the provisions of this Section 3.02, so long as no "Event of Default," or "Termination Event" under any Principal Agreement shall have occurred and be continuing or would result therefrom, Tribo or any Restricted Subsidiary may engage in any number of ordinary course activities in respect of the Collateral, in limited dollar amounts specified by the TIA, upon satisfaction of certain conditions. For example, among other things, subject to such dollar limitations and conditions, Tribo or a Restricted Subsidiary would be permitted to:

                  (i) sell or otherwise dispose of any property subject to the Lien of the Security Documents, which may have become worn out or obsolete; and

                  (ii) abandon, terminate, cancel, release or make alterations in or substitutions of any leases or contracts subject to the Lien of the Security Documents; and

                  (iii) surrender or modify any franchise, license or permit subject to the Lien of the Security Documents which it may own or under which it may be operating; and

                  (iv) alter, repair, replace, change the location or position of and add to its structures, machinery, systems, equipment, fixtures and appurtenances; and

                  (v) demolish, dismantle, tear down or scrap any Collateral or abandon any thereof; and

                  (vi) grant farm-outs, leases or sub-leases in respect of real property to the extent any of the preceding does not constitute an Asset Disposition.

         (e) The Collateral Agent, in its capacity as Collateral Agent under the Security Documents, shall not at any time release Collateral from the Lien created by the Security Documents unless such release is in accordance with the provisions of this Intercreditor Agreement and the Security Documents.

         (f) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under the Security Documents in contravention of the provisions thereof if and to the extent the Collateral is released pursuant to this Intercreditor Agreement and the Security Documents. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Collateral Agent or a Required Creditor in the exercise of reasonable care. For purposes of this
Section 3.02, a Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in any

Obligor or in any Affiliate of the Parent Guarantor and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for any Obligor. The Collateral Agent shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

         Section 3.03 Deposit, Use and Release of Collateral Account Assets. All Net Available Cash aggregating in excess of $1,000,000 in any fiscal year from any Asset Dispositions involving Collateral shall be deposited into a securities account maintained by the Collateral Agent at its corporate offices or at any securities intermediary selected by the Trustee having a combined capital and surplus of at least $250,000,000 and having a long-term debt rating of at least "A3" by Moody's Investors Service, Inc. and at least "A-" by Standard & Poor's Ratings Services styled the "Tri-Union Collateral Account" (such account being the "Collateral Account") which shall be under the exclusive dominion and control of the Collateral Agent. All amounts on deposit in the Collateral Account shall be treated as financial assets and cash funds on deposit in the Collateral Account may be invested by the Collateral Agent, at the direction of Tribo or the Company, as applicable, in Temporary Cash Investments; provided, however, in no event shall Tribo or the Company have the right to withdraw funds or assets from the Collateral Account except in compliance with this Section
3.03 and all assets credited to the Collateral Account shall be subject to a perfected, first priority Lien in favor of the Collateral Agent for the benefit of the Approved Hedge Counterparties or Hedge Liquidity Providers (as applicable), the Trustee and the Holders.

         Any such funds will be released to Tribo or the Company, as the case may be, by its delivering to the Collateral Agent an Officers' Certificate stating that:

                  (i) no "Event of Default" or "Termination Event" under any Principal Agreement has occurred and is continuing as of the date of the proposed release or would result therefrom; and

                  (ii) (A) if such Collateral Account Assets represent Net Available Cash in respect of an Asset Disposition, that such funds will be applied in accordance with Section 4.10 of the Indenture, to the extent applicable, or (B) if such Collateral Account Assets do not represent Net Available Cash in respect of an Asset Disposition, that such amounts will be utilized in connection with the business of Tribo and the Restricted Subsidiaries in compliance with the terms of the Principal Agreements; and

                  (iii) all other terms and conditions in the Principal Agreements relating to the release in question have been complied with; and

                  (iv) all documentation required by the TIA, if any, prior to the release of such Collateral Account Assets by the Collateral Agent has been delivered to the Collateral Agent and the Trustee.

         Notwithstanding the preceding in this Section 3.03 and subject to the terms and conditions in the Principal Agreements, (A) if no Triggering Event has occurred and is continuing and the Company so elects by giving written notice to the Collateral Agent, the Collateral Agent shall apply the Collateral Account Assets credited to the Collateral Account to the payment of amounts due under any Approved Hedge Agreement (whether regularly scheduled payments or termination payments) or Hedge Liquidity Agreements (if applicable) or any Note, including interest due on any interest payment date, and (B) if the Company so elects, by giving written notice to the Collateral Agent, the Collateral Agent shall, subject to Section 2.03, apply the Collateral Account Assets credited to the Collateral Account to the payment of amounts specified in this Agreement as being secured by the Collateral, including the principal of, and accrued and unpaid interest on, any Notes at their Stated Maturity or upon redemption or to the purchase of Notes upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, in each case in compliance with the Indenture and at the direction of the Company.

         Section 3.04 Form and Sufficiency of Release. In the event that (a) any Obligor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral and (b) such Obligor requests, pursuant to the Indenture and this Agreement, the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under the Security Documents, then the Collateral Agent, in its capacity as such under the Security Documents, shall execute, acknowledge and deliver to such Obligor (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of constituting a good and valid release of the property therein described from the Lien of the Security Documents.

         Section 3.05 Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee or any property or rights permitted by the Principal Agreements to be sold or otherwise disposed of by any Obligor be under any obligation to ascertain or inquire into the authority of such Obligor to make such sale or other disposition.

         Section 3.06 Authorization of Actions To Be Taken by the Collateral Agent Under the Security Documents. Subject to the provisions of the applicable Security Document, (a) the Collateral Agent may, in its sole discretion and without the consent of the Creditors, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company, the Parent Guarantor or any Subsidiary Guarantor hereunder and (b) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents or the Principal Agreements, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Creditors in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Creditors). Notwithstanding the above, the Collateral Agent may choose not to take any action authorized by this Section 3.06 until it receives written direction from a Required Creditor.

         Section 3.07 Authorization of Receipt of Funds by the Collateral Agent under the Security Documents. The Collateral Agent is authorized to receive any funds for the benefit of the Creditors distributed under the Security Documents, and to make further distributions of such funds to the Creditors in accordance with the provisions of this Agreement.

         Section 3.08 Property of Obligors. The Creditors agree that all the provisions of this Agreement shall apply to any and all properties and rights of the Obligors or any other Obligor in which the Collateral Agent (in its capacity as such) or any Creditor at any time acquires a right of set-off or Lien pursuant to the Security Documents, the Principal Agreements or a judgment thereunder, including, without limitation, real property or rights in, on or over real property, notwithstanding any provision to the contrary in any mortgage, leasehold mortgage or other document purporting to grant or perfect any Lien in favor of any Creditor or the Collateral Agent.

         Section 3.09 Legends. Each Creditor shall mark, or cause to be marked, at all times on each note or other instrument evidencing the Obligations to which it is a holder a legend, in form and substance satisfactory to the Collateral Agent, indicating that the rights, remedies and obligations of the Obligors and the holders of such note or other instrument shall be limited by and subject to the terms of this Agreement.

         Section 3.10 Creditor Dealings; Good Faith. Nothing contained in this Agreement shall prevent any Creditor from dealing directly or negotiating with any other Creditor for any purpose, including, but not limited to, the purpose of attempting to reach agreement as to any vote or proposed vote relating to the Collateral Agent's actions hereunder, whether or not any Triggering Event or other "Default", "Event of Default" or "Termination Event" has occurred under the Principal Agreements.

                                   ARTICLE IV
                           CALCULATION OF OBLIGATIONS

         Section 4.01 Notice of Amount of Obligations. Upon receipt of any Proceeds to be distributed pursuant to Section 2.03, the Collateral Agent shall give the Creditors notice thereof, and each Creditor (or its representative) shall within five (5) Business Days notify the Collateral Agent of the amount of Obligations owing to it or its group. Such notification shall state the amount of its (or their) Obligations and how much is then due and owing. If requested by the Collateral Agent, each Creditor (or its representative) shall demonstrate that the amounts set forth in its notice are actually owing to such Creditor to the satisfaction of the Collateral Agent. Notwithstanding the foregoing, the Collateral Agent may conclusively rely on information in such notices without investigation.

                                    ARTICLE V
                              THE COLLATERAL AGENT

         Section 5.01 Appointment of Collateral Agent. Each Creditor hereby designates Wells Fargo Bank Minnesota, National Association to act as the Collateral Agent for the Creditors under any of the Security Documents, the enforcement of any Liens granted thereunder and the collection of Proceeds following the disposition of any such Collateral. Each Creditor hereby authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the

Security Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to it hereunder or under any Security Document or required of the Collateral Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees. The Collateral Agent agrees to act as Collateral Agent upon the express terms and conditions contained in this Article V.

         Section 5.02 Nature of Duties of Collateral Agent. The Collateral Agent shall have no duties or responsibilities, except those expressly set forth in this Agreement or any Security Document. The Collateral Agent shall have and may exercise such powers hereunder and under the Security Documents as are specifically delegated to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable to the Creditors for any action taken or omitted by it as such hereunder or under the Security Documents, unless caused solely by its or their gross negligence or willful misconduct. The duties of the Collateral Agent shall be mechanical and administrative in nature; and the Collateral Agent, in its capacity as such, shall not have by reason of this Agreement a fiduciary relationship in respect of any Creditor. Nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any Obligations in respect of this Agreement and the other Security Documents except as expressly set forth herein.

         Section 5.03 Lack of Reliance on the Collateral Agent.

         (a) Independently and without reliance upon the Collateral Agent or any other Creditor, each Creditor represents to the Collateral Agent and each of the other Creditors that such Creditor has made (i) its own independent investigation of the financial condition and affairs of the Obligors based on such documents and information as it has deemed appropriate in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the credit worthiness of the Obligors. Each Creditor also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the Obligations or the Security Documents. Except as expressly provided in this Agreement and the other Security Documents, the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Creditor with any credit or other information concerning the affairs, financial condition or business of the Obligors which may come into the possession of the Collateral Agent or any of its affiliates whether now in its possession or in its possession at any time or times hereafter; and the Collateral Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, any Security Document or any other document referred to or provided for herein or to inspect the Properties or books of any Obligor.

         (b) The Collateral Agent shall not (i) be responsible to any Creditor for any recitals, statements, information, representations or warranties herein, in any Security Document, or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement, the Obligations or the Security Documents or the financial condition of the Obligors; or (ii) be required to make any inquiry concerning the performance or observance by others of any of the terms, provisions or conditions of this Agreement, including the content of notices, opinions, certificates and directions given under this Agreement (However, the Collateral Agent shall examine such certificates, notices, opinions and directions to determine whether or not they conform to this Agreement and the Security Documents.), the Obligations or the Security Documents, the financial condition of the Obligors, or the existence or possible existence of any "Default" or "Event of Default" under the Principal Agreements; provided, that the Collateral Agent will promptly notify each Creditor of any Default, Event of Default or Termination Event of which a responsible officer of the Collateral Agent has actual knowledge.

         Section 5.04 Certain Rights of the Collateral Agent. If the Collateral Agent shall request instructions from the Creditors with respect to any act or action (including the failure to act) in connection with this Agreement, the Obligations or the Security Documents, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received written instructions from any Creditor or group of Creditors pursuant to the terms hereof; and the Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under this Agreement or the Security Documents in accordance with the written instructions given in accordance with this Agreement and such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Creditors. Except for action expressly required of the Collateral Agent pursuant to the terms hereof, the Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under the Security Documents unless it shall first be indemnified to its satisfaction by the Obligors or the Creditors against any and all liability and expense which may be incurred by the Collateral Agent by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Article V or any indemnity or instructions provided by any or all of the Creditors, the Collateral Agent shall not be required to take any action which exposes the Collateral Agent to personal liability or which is contrary to this Agreement, the Security Documents or applicable law.

         Section 5.05 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Collateral Agent may consult with independent legal counsel (which shall not be counsel for the Obligors), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 5.06 Collateral Agent's Reimbursements and Indemnification. TO THE EXTENT THE COLLATERAL AGENT IS NOT REIMBURSED BY THE COMPANY OR ANY OTHER OBLIGOR, EACH PARTY HERETO WILL REIMBURSE AND INDEMNIFY THE COLLATERAL AGENT, IN PROPORTION TO ITS PRO RATA SHARE, FOR AND AGAINST ANY AND ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, DEMANDS, CAUSES OF ACTION, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE COLLATERAL AGENT IN PERFORMING ITS DUTIES HEREUNDER OR UNDER ANY SECURITY DOCUMENT OR OTHERWISE IN CONNECTION HEREWITH OR THEREWITH, INCLUDING LOSSES OCCURRING FROM THE ORDINARY AND/OR

COMPARATIVE NEGLIGENCE OF THE COLLATERAL AGENT, IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT; PROVIDED THAT NO CREDITOR SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS TO THE EXTENT RESULTING FROM THE COLLATERAL AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         Section 5.07 The Collateral Agent in its Individual Capacity. The Collateral Agent shall have the same rights and powers hereunder as any other Creditor and may exercise the same as though it were not performing the duties specified herein; and the term "Creditors" or any similar term shall, unless the context clearly otherwise indicates, include the Collateral Agent, in its individual capacity as and to the extent it is a Holder of any Note and not in its capacity as the Collateral Agent. The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Obligors as if it were not performing the duties specified herein, and may accept fees and other consideration from the Obligors for services in connection with this Agreement and otherwise without having to account for the same to the Creditors except as specified herein.

         Section 5.08 Creditors as Owners. The Collateral Agent may deem and treat each Creditor as the owner of such Creditor's Obligations for all purposes hereof unless and until the Collateral Agent is notified of a change in Creditors.

         Section 5.09 Successor Collateral Agent.

         (a) The Collateral Agent (i) may resign at any time by giving sixty
(60) days prior written notice thereof to the Creditors and the Company, (ii) shall promptly resign if any conflict of interest arises involving any group of Creditors and another group of Creditors for whom it is a trustee or fiduciary under one of the Principal Agreements and (iii) may be removed at any time by the Required Creditors, which resignation or removal, in each case, shall be effective upon the appointment of a successor to the Collateral Agent. Upon any such resignation or removal, the Required Creditors shall have the right to appoint a successor Collateral Agent. If within thirty (30) days after the retiring Collateral Agent's giving of notice of resignation or the Required Creditors' removal of the retiring Collateral Agent, no successor Collateral Agent shall have been so appointed by the Required Creditors and accepted such appointment, then, the retiring Collateral Agent may, on behalf of the Creditors, appoint a successor Collateral Agent, which shall be a bank which maintains an office in the United States of America, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank, having a combined capital and surplus of at least $50,000,000 as of the date of its most recent financial statements.

         (b) Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties under this Agreement. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

         Section 5.10 Employment of Collateral Agent and Counsel. The Collateral Agent may execute any of its duties as Collateral Agent hereunder or under the Security Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Creditors for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care, provided that the Collateral Agent shall always be obligated to account for moneys or securities received by it or its authorized agents. The Collateral Agent shall be entitled to advice of independent counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under the Security Documents.

         Section 5.11 Limitation on Liability of the Creditors and Collateral Agent. The Creditors and Collateral Agent shall not be deemed, as a result of the execution and delivery of the Security Documents or the consummation of the transactions contemplated by this Agreement and the Security Documents, to have assumed any obligation of any Obligor with respect to the Collateral or any liability under or with respect to any of the contracts, agreements, leases, instruments or documents which are, or which may hereafter be, assigned to the Collateral Agent for the benefit of the Creditors.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.01 Authority. The parties hereto represent and warrant that they have all requisite power to, and have been duly authorized to, enter into this Agreement.

         Section 6.02 Termination/Withdrawal/Redesignation of Contracts.

         (a) Subject to Section 2.09 and Section 6.02(b), this Agreement shall terminate upon receipt by the Collateral Agent of evidence satisfactory to it that (i) all Obligations have been paid in full and all obligations in respect of the Principal Agreements have been satisfied in full, and (ii) the termination of the Principal Agreements and the Security Documents pursuant to the terms thereof.

         (b) (i) If all of the Approved Hedge Agreements with an Approved Hedge Counterparty have been paid in full, terminated (and all settlement amounts, unpaid amounts, interest and other amounts then due to such Approved Hedge Counterparty have been paid in full) or the terms of all such contracts have otherwise expired, then the Company may, by written notice to the Collateral Agent, the Trustee and such counterparty, remove such counterparty as an "Approved Hedge Counterparty" under this Agreement and the Security Documents; and upon delivery of such notice, such counterparty shall cease to be an "Approved Hedge Counterparty" for all such purposes.

                  (ii) Any "Approved Hedge Counterparty" under this Agreement and the Security Documents may at any time elect to no longer be an "Approved Hedge Counterparty" under this Agreement by giving notice to the Collateral Agent, the Trustee and the Company; and upon delivery of such notice, such counterparty shall cease to be an "Approved Hedge Counterparty" for all such purposes, and each Oil and Gas Hedging Contract shall cease to be an Approved Hedge Agreement.

                  (iii) If the Company has entered into a Hedge Liquidity Agreement and has issued to an Approved Hedge Counterparty a letter of credit (such letter of credit to be in form and substance and in an amount and from an issuing bank satisfactory to the Approved Hedge

         Counterparty in its sole discretion) to secure payment of its obligations under the Approved Hedge Agreements to which such Approved Hedge Counterparty is a party, such Person shall cease to be an Approved Hedge Counterparty for purposes of this Agreement and the Security Documents and each such contract shall cease to be an Approved Hedge Agreement for all purposes of this Agreement and the Security Documents. Issuance of a letter of credit pursuant to this paragraph
         (iii) must be accompanied by (A) notice to the Collateral Agent and the Trustee and (B) the execution and delivery to the Trustee and Collateral Agent of a supplement in the form of Annex 3 hereto making the issuing bank party to the above referenced Hedge Liquidity Agreement a party to this Agreement as a Hedge Liquidity Provider for all purposes.

         Section 6.03 Amendments. Amendments, modifications, supplements, waivers, consents and approvals of or in connection with:

         (a) this Agreement and any Security Document may be effectuated only upon the written consent of each of the Approved Hedge Counterparties then a party hereto, Hedge Liquidity Providers having greater than 50% of the aggregate commitments of the Hedge Liquidity Providers if a Hedge Liquidity Agreement is in place and Holders having 50% or more of the outstanding principal amount of the then outstanding principal amount of the Notes (and, if the rights or duties of the Collateral Agent or the Trustee or any Obligors are affected thereby, by the Collateral Agent, the Trustee or the applicable Obligor, as the case may
be); provided, however, that (i) Section 2.03 (and the defined terms used therein) shall not be amended without the unanimous written consent of each Creditor (and, if the rights or duties of the Collateral Agent or the Trustee or any Obligors are affected thereby, by the Collateral Agent, the Trustee or the applicable Obligor, as the case may be), (ii) amendments to Security Documents requested in connection with releases of Collateral which comply with the terms of Section 3.02 which only amend the Security Documents to the extent necessary to grant the release may be made without the consent of the Creditors, (iii) any waiver of Triggering Events, Releases of Collateral (except Asset Dispositions, Released Working Capital Revolver Interests and Releases of Collateral Account Assets in accordance with the terms of this Agreement) and any release of an Obligor requires approval of the Approved Hedge Counterparties and (iii) no Security Document may be amended if the effect thereof would be (A) to secure additional Obligations (other than additional Notes issued under clause 2.02 of the Indenture) or any other obligations, (B) to secure indebtedness or obligations owed in favor of any other creditor or groups of creditors, (C) to change the priority of or subordinate the Liens created thereby, (D) to modify any material remedy provided for therein, or (E) to cause the Indenture Obligations, any Hedge Liquidity Obligations and the Approved Hedge Counterparty Obligations to not be equally and ratably secured thereby (subject to the priorities set forth herein); and

         (b) the Principal Agreements may be effectuated only in accordance with the terms contained therein.

         Section 6.04 Notices, etc. All notices and other communications hereunder shall be given in writing and shall be given to such Person at its address or telecopy number as follows:

         To the Company or any Obligor:

         Tri-Union Development Corporation
         530 Lovett Boulevard

         Houston, Texas 77006-4021
         Attention: Chief Financial Officer
         Phone: (713) 533-4000

         To the Collateral Agent:

         Wells Fargo Bank Minnesota, National Association
         Corporate Trust Services
         Sixth and Marquette Avenue
         MAC N9303-120
         Minneapolis, MN 55479
         Attention: Tri-Union Administrator
         Telecopier: (612) 667-9825

         To the Trustee:

         Firstar Bank, National Association
         101 East Fifth Street, 12th Floor
         St. Paul, MN 55101
         Attention: Frank Leslie
         Telecopier: (651) 229-6415
         Phone: (651) 229-2600

or such other address or telecopy number a Person may hereafter specify by notice to the Collateral Agent (who shall promptly notify the Obligors and the other Creditors); provided, however, that any notices or other communications required to be given to the Holders hereunder shall be deemed to be given to the Holders if given to the Trustee in accordance with the terms of this Section
6.04. Each notice or other communication shall be effective (a) if given by mail, upon receipt, (b) if given by telecopier during regular business hours, once such telecopy is transmitted to the telecopy number provided in writing to the Collateral Agent by each Creditor and by each Obligor, respectively, or (c) if given by any other means, upon receipt; provided that notices to the Collateral Agent are not effective until received.

         SECTION 6.05 PAYMENT OF EXPENSES AND TAXES; INDEMNIFICATION. EACH OBLIGOR JOINTLY AND SEVERALLY AGREES (A) TO PAY OR REIMBURSE THE COLLATERAL AGENT AND EACH CREDITOR (OTHER THAN HOLDERS) FOR ALL OF THEIR RESPECTIVE OUT-OF-POCKET COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE DEVELOPMENT, PREPARATION AND EXECUTION OF, AND ANY AMENDMENT, SUPPLEMENT OR MODIFICATION TO, THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND ANY OTHER DOCUMENTS PREPARED IN CONNECTION HEREWITH OR THEREWITH, AND THE CONSUMMATION AND ADMINISTRATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, INCLUDING THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL TO THE COLLATERAL AGENT AND EACH CREDITOR (OTHER THAN HOLDERS) AND FILING AND RECORDING FEES AND EXPENSES, WITH STATEMENTS WITH RESPECT TO THE FOREGOING TO BE SUBMITTED TO THE COMPANY PRIOR TO THE CLOSING DATE (IN THE CASE OF AMOUNTS TO BE PAID ON THE CLOSING
DATE) AND FROM TIME TO TIME THEREAFTER ON A QUARTERLY BASIS OR SUCH OTHER PERIODIC BASIS AS THE COLLATERAL AGENT SHALL DEEM APPROPRIATE, (B) TO PAY OR REIMBURSE EACH CREDITOR (OTHER THAN HOLDERS) AND THE COLLATERAL AGENT FOR ALL OF THEIR RESPECTIVE COSTS AND EXPENSES INCURRED IN

CONNECTION WITH THE ENFORCEMENT OR PRESERVATION OF ANY RIGHTS UNDER THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS AND ANY SUCH OTHER DOCUMENTS, INCLUDING THE FEES AND DISBURSEMENTS OF COUNSEL (AND OTHER AGENTS AND PROFESSIONALS), TO EACH CREDITOR (OTHER THAN HOLDERS) AND TO THE COLLATERAL AGENT, (C) TO PAY, INDEMNIFY, AND HOLD EACH CREDITOR AND THE COLLATERAL AGENT HARMLESS FROM AND AGAINST, ANY AND ALL RECORDING AND FILING FEES AND ANY AND ALL LIABILITIES WITH RESPECT TO, OR RESULTING FROM ANY DELAY IN PAYING, STAMP, EXCISE AND OTHER TAXES, IF ANY, THAT MAY BE PAYABLE OR DETERMINED TO BE PAYABLE IN CONNECTION WITH THE EXECUTION AND DELIVERY OF, OR CONSUMMATION OR ADMINISTRATION OF ANY OF THE TRANSACTIONS CONTEMPLATED BY, OR ANY AMENDMENT, SUPPLEMENT OR MODIFICATION OF, OR ANY WAIVER OR CONSENT UNDER OR IN RESPECT OF, THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS AND ANY SUCH OTHER DOCUMENTS, AND (D) TO PAY, INDEMNIFY, AND HOLD EACH CREDITOR AND THE COLLATERAL AGENT AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, AGENTS AND CONTROLLING PERSONS (EACH, AN "INDEMNITEE") HARMLESS FROM AND AGAINST ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE AND ADMINISTRATION OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS AND ANY SUCH OTHER DOCUMENTS, INCLUDING ANY OF THE FOREGOING RELATING TO THE USE OF PROCEEDS OF THE NOTES OR THE VIOLATION OF, NONCOMPLIANCE WITH OR LIABILITY UNDER, ANY ENVIRONMENTAL LAW APPLICABLE TO THE OPERATIONS OF ANY OBLIGOR, ANY OF ITS SUBSIDIARIES OR ANY OF THE COLLATERAL AND THE REASONABLE FEES AND EXPENSES OF LEGAL COUNSEL IN CONNECTION WITH CLAIMS, ACTIONS OR PROCEEDINGS BY ANY INDEMNITEE AGAINST ANY OBLIGOR UNDER ANY TRANSACTION DOCUMENT (ALL THE FOREGOING IN THIS CLAUSE (D), COLLECTIVELY THE "INDEMNIFIED LIABILITIES"), PROVIDED, THAT NO OBLIGOR SHALL HAVE ANY OBLIGATION HEREUNDER TO ANY INDEMNITEE WITH RESPECT TO INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARE FOUND BY A FINAL AND NONAPPEALABLE DECISION OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. WITHOUT LIMITING THE FOREGOING, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR AGREES NOT TO ASSERT AND TO CAUSE ITS SUBSIDIARIES NOT TO ASSERT, AND HEREBY WAIVES AND AGREES TO CAUSE ITS SUBSIDIARIES TO SO WAIVE, ALL RIGHTS FOR CONTRIBUTION OR ANY OTHER RIGHTS OF RECOVERY WITH RESPECT TO ALL CLAIMS, DEMANDS, PENALTIES, FINES, LIABILITIES, SETTLEMENTS, DAMAGES, COSTS AND EXPENSES OF WHATEVER KIND OR NATURE, UNDER OR RELATED TO ENVIRONMENTAL LAWS, THAT ANY OF THEM MIGHT HAVE BY STATUTE OR OTHERWISE AGAINST ANY INDEMNITEE. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER TRANSACTION DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL INDEMNIFIED LIABILITIES ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE. ALL AMOUNTS DUE UNDER THIS SECTION 6.05 SHALL BE PAYABLE PROMPTLY AND IN ANY EVENT, NOT LATER THAN 10 DAYS AFTER WRITTEN DEMAND THEREFOR. STATEMENTS PAYABLE BY THE OBLIGORS PURSUANT TO THIS SECTION 6.05 SHALL BE SUBMITTED TO KELLY PLATO (TELEPHONE NO. 713-533-4000), AT THE ADDRESS OF THE COMPANY SET FORTH IN SECTION 6.04, OR TO SUCH OTHER PERSON OR ADDRESS AS MAY BE HEREAFTER DESIGNATED BY THE OBLIGORS IN A WRITTEN NOTICE TO THE COLLATERAL AGENT. THE AGREEMENTS IN THIS SECTION 6.05 SHALL SURVIVE REPAYMENT OF THE NOTES, THE APPROVED HEDGE AGREEMENTS AND ALL AMOUNTS PAYABLE HEREUNDER.

         Section 6.06 Applicable Law. THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY PRINCIPLES OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE).

         Section 6.07 Entire Agreement. This Agreement, the Principal Agreements and the Security Documents embody the entire agreement and understanding between the Collateral Agent, Creditors and the Obligors and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties.

         Section 6.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any signature page of a counterpart may be detached therefrom without impairing the legal effect of the signatures thereon and attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages signed by other parties.

         Section 6.09 Severability. If any term or provision of this Agreement shall be determined to be illegal or unenforceable, all other terms and provisions of this Agreement shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

         Section 6.10 Conflict with Security Documents. If there is a conflict between the terms and provisions contained in the Security Documents and the terms and provisions contained herein, the terms and provisions contained in this Agreement shall control.

         Section 6.11 Limitation by Law. All rights, remedies and powers provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law; and all the provisions hereof are intended (a) to be subject to all applicable mandatory provisions of law which may be controlling and (b) to be limited to the extent necessary so that they will not render this Agreement, any Principal Agreement or any Security Document invalid under the provisions of any applicable law.

         Section 6.12 Benefit of Agreement; Limitation on Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of each Creditor and its respective successors and assigns. Except as set forth in Section 6.02(b), the terms and provisions of this Agreement shall not inure to the benefit of, nor be relied upon by, the Obligors or their successors or assigns. No Approved Hedge Counterparty or Hedge Liquidity Provider shall assign, transfer or sell any part of its portion of the Obligations, unless in connection with such assignment, transfer or sale, such assignee, transferee or purchaser shall first become a party to this Agreement.

         Section 6.13 Further Assurances, Recording and Opinions.

         (a) The parties hereto agree to take all such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful to carry out the purposes of this Agreement.

         (b) The Company shall furnish to the Trustee and the Collateral Agent, at such time as required by Section 314(b) of the TIA, Opinion(s) of Counsel either (i) substantially to the effect that, in the opinion of such counsel, the grant of a Lien in the Collateral intended to be made by the Security Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the Lien in the Collateral created by the Security Documents and reciting the details of such action, and stating that as to the Liens created pursuant to the Security Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (ii) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien.

         (c) To the extent required by the TIA, the Company shall furnish to the Trustee and the Collateral Agent on July 1 in each year, beginning with 2002, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording and refiling of all supplemental mortgages, financing statements, continuation statements and other documents as is necessary to maintain the Lien of the Security Documents and reciting with respect to the Lien in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the Lien of the Collateral Agent under the Security Documents with respect to the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

         Section 6.14 No Impairment. The terms of this Agreement and the rights of each Creditor in the Collateral and the obligations of the other Creditors arising hereunder shall not be affected, modified or impaired in any manner or to any extent by (i) any amendment or modification of or supplement to any of the Principal Agreements, Security Documents, or any agreement, instrument or document executed or delivered pursuant thereto, (ii) any lack of validity or enforceability of any of the Principal Agreements, Security Documents, or other agreements, instrument or documents referred to in clause (i) above, (iii) the exercise of or failure to exercise any right, power or remedy under or in respect of the Obligations or any of the Principal Agreements, Security Documents, or other agreements, instruments or documents referred to in clause
(i) above arising at law, or (iv) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission (other than in accordance with the provisions of this Agreement) in respect of the Obligations or any of the Principal Agreements, Security Documents, or other agreements, instruments or documents referred to in clause (i) above or in respect of any of the properties or assets now or hereafter constituting Collateral, whether or not the other Creditors shall have had notice or knowledge of any of the foregoing and whether or not they shall have consented thereto.

         Section 6.15 Status of Obligations. Each Obligor, the Collateral Agent and each of the Creditors represents and warrants to each of the other parties hereto that this Agreement has been duly authorized, executed and delivered by such representing and warranting party and is the legal, valid, binding and enforceable obligation of such party, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and subject to general equitable principles, including without limitation the principle that equitable remedies, such as the remedy of specific performance, are subject to the discretion of the court.

         Section 6.16 Counterclaims and Defenses by Obligors. Each Obligor agrees that it will not assert against the Collateral Agent (in its capacity as such) or the Creditors as a group any claim, defense, counterclaim, recoupment or right of set-off which it may have solely against one or more (but not all) of the Creditors (other than against the Collateral Agent in its capacity as such), nor will such Obligor assert against any one of the Creditors any claim, defense, counterclaim, recoupment or right of set-off which it may have solely against another of the Creditors. Nothing in this Section 6.16 shall limit any other waiver of claims, defenses, counterclaims, recoupments or rights of set-off any Obligor may have made in any Transaction Document.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGES FOLLOW.]

         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

CREDITORS:

                                    WELLS FARGO BANK MINNESOTA, NATIONAL
                                    ASSOCIATION, as Collateral Agent


                                    By:
                                        ----------------------------------------
                                    Name:  Jane Y. Schweiger
                                    Title: Assistant Vice President


                  [Intercreditor Agreement - Signature Page 1]

                                    FIRSTAR BANK, NATIONAL ASSOCIATION,
                                    as Trustee



                                    By:
                                        ----------------------------------------
                                    Name:  Frank P. Leslie, III
                                    Title: Vice President


                  [Intercreditor Agreement - Signature Page 2]

Each Obligor hereby executes this Agreement to evidence its agreement that:

         1. It shall be bound by all of the terms and provisions of this Agreement.

         2. It acknowledges and agrees that the terms of this Agreement shall control over the terms of the Security Documents to the extent of any conflict relating to the relative rights of the Creditors.

         3.       THE INDEMNITY AND REIMBURSEMENT PROVISIONS CONTAINED IN
                  SECTION 6.05 SHALL APPLY TO ALL MATTERS UNDER THIS AGREEMENT AND EACH OBLIGOR JOINTLY AND SEVERALLY AGREES TO INDEMNIFY AND REIMBURSE THE INDEMNITEES IN ACCORDANCE WITH THE TERMS THEREOF.

         4. Except as stated in Section 6.03 hereof, the terms and provisions of this Agreement shall inure solely to the benefit of the each Creditor and its respective successors and assigns and the terms and provisions of this Agreement shall not inure to the benefit of nor be enforceable by any Obligor. This Agreement may be amended as provided herein without the necessity of any Obligor joining in any such amendment, provided, that no Obligor shall be bound by any amendment which would have the effect of increasing its Obligations and indemnities hereunder or materially affecting its rights or duties under the Security Documents unless it shall have consented to such amendment.

         5. The Company hereby covenants and agrees to cause each new Obligor to execute a supplemental Intercreditor and Collateral Agency Agreement in the form of Annex 2 hereto.

         6. It at its expense will execute, acknowledge and deliver all such agreements and instruments and take all such action as the Collateral Agent or any Creditor from time to time may reasonably request in order to further effectuate the purposes of this Agreement and to carry out the terms hereof.

                                    TRI-UNION DEVELOPMENT CORPORATION


                                    By:
                                        ----------------------------------------
                                    Name:  Richard Bowman
                                    Title: President and Chief Executive Officer


                                    TRIBO PETROLEUM CORPORATION

                                    By:
                                        ----------------------------------------
                                    Name:  Richard Bowman
                                    Title: President and Chief Executive Officer


                  [Intercreditor Agreement - Signature Page 3]

                                    TRI-UNION OPERATING COMPANY


                                    By:
                                        ----------------------------------------
                                    Name:  Richard Bowman
                                    Title: President and Chief Executive Officer


                  [Intercreditor Agreement - Signature Page 4]

                                    BANK OF AMERICA, N.A.,
                                    as Approved Hedge Counterparty



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                  [Intercreditor Agreement - Signature Page 5]